Exhibit 99
Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Katie Boyce
Exact Sciences Corp.
kboyce@exactsciences.com
608-710-3903

For Immediate Release

Exact Sciences announces first quarter 2022 results

•Total first quarter revenue of $487M, including Screening revenue of $307M, Precision Oncology revenue of $153M, and COVID-19 testing revenue of $27M
•Total first quarter revenue, excluding COVID-19 testing, increased 24% compared to the first quarter of 2021, including 28% increase in Screening revenue and 18% increase in Precision Oncology revenue
•Screening revenue growth driven by improved sales team productivity, Cologuard rescreens, and Cologuard use in 45-49 age group

MADISON, Wis., April 26, 2022 -- Exact Sciences Corp. (Nasdaq: EXAS), a leader in advanced cancer diagnostics, today announced that the company generated revenue of $486.6 million for the first quarter ended March 31, 2022, compared to $402.1 million for the same period of 2021.

"The Exact Sciences team delivered outstanding results to start 2022, testing a record number of people with Cologuard® and Oncotype DX®," said Kevin Conroy, chairman and CEO. "We plan to fundamentally change the way cancer is diagnosed and treated, powered by our strong foundation in cancer screening and precision oncology, our deep pipeline of innovative tests, and a clear path to sustainable, profitable growth."

First quarter 2022 financial results

For the three-month period ended March 31, 2022, as compared to the same period of 2021 (where applicable):

•Total revenue was $486.6 million, an increase of 21 percent
•Total revenue, excluding COVID-19 testing, increased 24 percent
•Screening revenue was $306.5 million, an increase of 28 percent
•Excluding PreventionGenetics, Screening revenue was $296.8 million, an increase of 24 percent
•Precision Oncology revenue was $152.6 million, an increase of 18 percent
•COVID-19 testing revenue was $27.4 million, a decrease of 15 percent
•Gross margin including amortization of acquired intangible assets was 68 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 72 percent
•Net loss was $180.9 million, or $1.04 per share, compared to a net loss of $31.2 million, or $0.18 per share
•EBITDA was $(130.8) million and adjusted EBITDA was $(89.8) million
•Cash, cash equivalents, and marketable securities were $817.0 million at the end of the quarter

Screening includes laboratory service revenue from Cologuard tests, PreventionGenetics, and immaterial revenue from Biomatrica products. Precision Oncology includes laboratory service revenue from global Oncotype products and therapy selection products, including oncomapTM and oncomapTM ExTra, formerly known as Oncotype MapTM and GEM ExTra®, respectively.

2022 outlook

The company anticipates revenue of $1,985-$2,032 million during 2022, assuming:
•Screening revenue of $1,350-$1,372 million, including $40-$42 million from PreventionGenetics,
•Precision Oncology revenue of $595-$610 million, and
•COVID-19 testing revenue of $40-$50 million.

Revenue guidance has been raised and narrowed toward the high end of the previously expected range of $1,975-$2,027 million, which assumed:
•Screening revenue of $1,340-$1,367 million, including $40-$42 million from PreventionGenetics,
•Precision Oncology revenue of $595-$610 million, and
•COVID-19 testing revenue of $40-$50 million.

Non-GAAP Disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance. The company presents EBITDA, adjusted EBITDA, as well as non-GAAP gross margin and non-GAAP gross profit. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. The company believes that these non-GAAP measures are useful in evaluating the company’s operating performance. The company uses this non-GAAP financial information to evaluate ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. For a reconciliation of these non-GAAP measures to GAAP, see below "EBITDA and Adjusted EBITDA Reconciliations" and “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations.”

First quarter conference call & webcast
Company management will host a conference call and webcast on Tuesday, April 26, 2022, at 5 p.m. ET to discuss first quarter 2022 results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-770-2030 domestically or +1-647-362-9199 internationally. The access code for the replay of the call is 4437608. The webcast, conference call, and replay are open to all interested parties.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit www.cologuard.com. Rx only.

About Oncotype DX
The Oncotype DX® portfolio of breast, colon and prostate cancer tests applies advanced genomic science to reveal the unique biology of a tumor in order to optimize cancer treatment decisions. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test that has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. Additionally, the Oncotype DX Breast DCIS Score test predicts the likelihood of recurrence in a pre-invasive form of breast cancer called DCIS. In prostate cancer, the Oncotype DX Genomic Prostate Score® test predicts disease aggressiveness and further clarifies the current and future risk of the cancer prior to treatment intervention, and the Oncotype DX AR-V7 Nucleus DetectTM test helps determine which patients with metastatic castration-resistant prostate cancer (mCRPC)

are resistant to androgen receptor (AR)-targeted therapies. The Oncotype DX AR-V7 Nucleus Detect test is performed by Epic Sciences at its centralized, CLIA-certified laboratory in San Diego and offered exclusively by Exact Sciences. The Oncotype tests have redefined personalized medicine by making genomics a critical part of cancer diagnosis and treatment. To learn more about Oncotype tests, visit www.OncotypeIQ.com, www.MyBreastCancerTreatment.org or www.MyProstateCancerTreatment.org.

About Exact Sciences' Therapy Selection Program
Exact Sciences' therapy selection program includes two comprehensive genomic profiling (CGP) tests to help physicians identify the genomic mutations driving advanced cancers, leading patients to better care through targeted cancer treatments. The oncomap ExTra test, formerly known as GEM ExTra®, detects damage in tumor genes and provides a complete biological picture of certain refractory, rare, or aggressive cancers. With an extensive panel of approximately 20,000 genes and 169 introns, the oncomap ExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. The oncomap ExTra test provides physicians, academic medical centers, and biopharma researchers with vital interpreted information to understand changes to a patient's tumor genomic profile and recommend therapeutic treatment plans. For patients with advanced and metastatic cancer, the company offers the oncomap test, formerly known as Oncotype MAP, a rapid, comprehensive tumor profiling panel, which delivers results in three to five business days and allows physicians to understand a patient's tumor profile and recommend actionable targeted therapies or clinical trials.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype tests, Exact Sciences is investing in its product pipeline to support patients before and throughout their cancer diagnosis and treatment. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, including our supply chain and clinical studies, and the demand for our cancer and COVID-19 testing products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to raise additional capital in amounts and on terms satisfactory to us, if at all; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses' operations will be greater than expected and the possibility that integration efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings, including in connection with acquisitions; our ability to retain and hire key personnel including employees at businesses we acquire. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$486,571	$402,077

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	134,705	109,993
Research and development	102,248	115,567
Sales and marketing	232,181	186,141
General and administrative	169,770	267,727
Amortization of acquired intangible assets	24,654	23,190
Total operating expenses	663,558	702,618
Loss from operations	(176,987)	(300,541)

Other income (expense)
Investment income (expense), net	(1,487)	31,188
Interest expense	(4,478)	(4,616)
Total other income (expense)	(5,965)	26,572

Net loss before tax	(182,952)	(273,969)

Income tax benefit	2,015	242,805

Net loss	$(180,937)	$(31,164)

Net loss per share—basic and diluted	$(1.04)	$(0.18)

Weighted average common shares outstanding—basic and diluted	174,417	169,434

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$189,776	$315,471
Marketable securities	627,204	715,005
Accounts receivable, net	205,625	216,645
Inventory	112,958	104,994
Prepaid expenses and other current assets	79,575	74,122
Property, plant and equipment, net	622,613	580,248
Operating lease right-of-use assets	170,373	174,225
Goodwill	2,335,172	2,335,172
Intangible assets, net	2,069,757	2,094,411
Other long-term assets, net	77,484	74,591
Total assets	$6,490,537	$6,684,884

Liabilities and stockholders' equity
Current liabilities	$480,952	$517,068
Convertible notes, net	2,181,680	2,180,232
Other long-term liabilities	389,062	417,782
Operating lease liabilities, less current portion	180,632	182,166
Total stockholders’ equity	3,258,211	3,387,636
Total liabilities and stockholders’ equity	$6,490,537	$6,684,884

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2022	2021
Net loss	$(180,937)	$(31,164)
Interest expense	4,478	4,616
Depreciation and amortization	47,647	43,698
Income tax benefit	(2,015)	(242,805)
EBITDA (1)	$(130,827)	$(225,655)
Stock-based compensation (2)	65,481	71,191
Investment expense (income)	1,487	(31,188)
Acquisition and integration costs (3)	(25,961)	118,395
Adjusted EBITDA	$(89,820)	$(67,257)

(1) Beginning in the first quarter of 2022, the Company is making changes to its presentation of non-GAAP financial measures following guidance from the U.S. Securities and Exchange Commission (the "SEC"). The Company will no longer include research and development charges from asset acquisitions as an adjustment to EBITDA. Included in EBITDA during the three months ended March 31, 2021, is a $52.3 million charge to research and development expense from the Company acquiring a worldwide exclusive license to the proprietary Targeted Digital Sequencing ("TARDIS") technology from The Translational Genomics Research Institute ("TGen"). The acquisition was treated as an asset acquisition under U.S. GAAP and resulted in the full amount being charged to research and development expense.

(2) Beginning in the first quarter of 2022, the Company made an update to its non-GAAP measures policy to include the Company's 401(k) match expense in the calculation of adjusted EBITDA. The Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock. Adjusted EBITDA for the three months ended March 31, 2021 has been updated accordingly for comparative purposes. Of the $65.5 million incurred for the three months ended March 31, 2022, $52.4 million is related to stock-based compensation and $13.0 million is related to the 401(k) match expense. Of the $71.2 million incurred for the three months ended March 31, 2021, $63.1 million is related to stock-based compensation and $8.1 million is related to the 401(k) match expense.

(3) Represents acquisition and related integration costs incurred as a result of the Company's business combinations and asset acquisitions, a majority of which relates to our acquisition of Thrive Earlier Detection Corp. ("Thrive") for the three months ended March 31, 2022 and 2021. Stock-based compensation including the incremental fair value of assumed stock awards and accelerated vesting from post-acquisition qualified termination events was zero and $100.4 million for the three months ended March 31, 2022 and 2021, respectively. For the three months ended March 31, 2021, $5.2 million of total stock-based compensation costs were related to stock awards that were cash-settled. Legal and other professional service fees were $0.7 million and $15.1 million for the three months ended March 31, 2022 and 2021, respectively. A gain of $26.7 million and an expense of $2.9 million was incurred for the three months ended March 31, 2022 and 2021, respectively, resulting from the remeasurement of the contingent consideration liabilities in connection with business combinations.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Revenue	$486,571	$402,077
Cost of sales (exclusive of amortization of acquired intangible assets)	134,705	109,993
Amortization of acquired intangible assets (1)	22,477	20,555
Gross profit	$329,389	$271,529
Gross margin	68%	68%

Amortization of acquired intangible assets (1)	22,477	20,555
Non-GAAP gross profit	$351,866	$292,084
Non-GAAP gross margin	72%	73%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.